EMPLOYMENT AGREEMENT

                  AGREEMENT, made as of this 1st day of January, 1999, between Maxnet, Inc. (the "Company") a Delaware corporation with offices at 4400 US Highway Rt. 9 South, Suite 2800, Freehold, NJ 07728 and Henry Val ("HV"), an individual residing at 133 Wyncrest Road, Marlboro, NJ 07746

                               W I T N E S S E T H

                  The Company desires to secure the continued employment of HV as its CEO, Director, Officer and HV desires to be so employed upon the terms set forth in this Agreement.

                  NOW, THEREFORE. it is agreed as follows:

                  1. Engagement. The Company hereby employs HV as it CEO, Director, Officer and HV hereby accepts such employment. upon and subject to the terms and conditions set forth in this Agreement.

                  2. Services. As CEO, Director, Officer, HV shall be responsible for overseeing the Operations of the Company, and shall have full authority and responsibility, subject to the general discretion and approval of the Company's Board of Directors, for formulating policies and administering the business of the Company in all respects, including the implementation, development and operation of the Company's Websites and other programs. The Company shall support HV's efforts by providing such staff and facilities, as the Company's Board of Directors shall deem reasonably necessary. HV shall devote his time, attention and energies, exclusive of reasonable vacation periods, to the business and affairs of the Company and the performance of his duties hereunder. HV shall maintain his office at the Company and shall engage in such travel as shall be reasonably required by his position and duties hereunder. Nothing herein shall preclude HV from pursing personal investments unrelated to the affairs of the Company during his term of his employment.

                  3. Compensation. As full and complete compensation for all services to be rendered by HV pursuant to this Agreement. the Company shall pay HV a salary for the periods and at the rates as follows: HV shall be paid a salary of $25,000.00 for the first six - months of employment beginning January 1, 1999. Beginning on June 1, 1999, HV shall be paid an annual salary of $125,000.00 with an annual increase during the following nine years of at least 10% per annum. each year. Said $125,000. 00 annual compensation will commence on June 11, 1999 of this Agreement as set forth in Paragraph 3 and 7. Such salary compensation shall be payable in equal bi-weekly payments.

                           (a)  SIGNIFICANT  CONTRACTUAL  OBLIGATIONS  TO  HV AS
MEMBER OF MANAGEMENT. Maxnet has entered into employment agreements with HV as a principal executive officer to provide for HV to receive a percentage of any capital raised by Maxnet, the value of any acquisition by Maxnet and Maxnet's pre-tax profits. The officer, Henry Val, the CEO and COB of the Company will receive: (1) 2.5% of all pre-tax profits recorded by the Company in accordance with Generally Accepted Accounting Principles ("GAAP"); (2) the greater of (i) 2% of the value of any acquisition by Maxnet (as computed by the purchase price plus the value of any additional consideration paid in connection with such acquisition) or (ii) 2% of the revenue reported by the acquired party in its preceding fiscal year; and (3) 2.5% of any capital raised for Maxnet. In the case that any portion of such consideration shall consist of publicly held securities, the market price of these securities shall be used to determine value, and the value related to any option, warrant or right to purchase these securities shall be determined by the Black-Scholes Model. At HV's option, any compensation due under the foregoing provisions may be converted into Maxnet's Common Stock at a conversion price equal to the average closing bid price for the Common Stock 30 days prior to any such acquisition or capital funding. Under these agreements, in the event of a change of control the officers may resign and all amounts due owing for the term of the agreements shall become due and payable. Mr. Val waived fifty percent of his salary since January 1, 1999, in exchange for options to purchase 150,000 shares of Common Stock for $2.00 per share for three years.

                           (b) In  addition  to  the  compensation  provided  In
Section 3(a) hereof, HV shall receive bonuses in such amounts as the Board of Directors may from time to time designate as well as beginning 4/1/1999 through the term of this Agreement HV shall receive additional compensation in the form of Employee Stock Options which will be equal to amount of 100,000 shares to be purchased (strike price) at the closing price as of March 31 of the appropriate year. HV shall also receive additional compensation in the event the Company has a profitable year in the form of Employee Stock Options which will be equal to amount of 200,000 shares to be purchased (strike price) at the closing price as of March 31, of the appropriate year, plus an additional 5% of the pre-tax profit amount of the Company for the appropriate year. HV shall have the option to accept the additional 5% profit compensation as Cash or Company's Stock or (Employee Stock Options that are equal to double amount of Cash compensation). The Company shall properly and timely register all of the shares underlying the Employee Stock Option Plan and additional compensation plans.

                           (c) HV shall participate in the Management  Incentive
Plan with his bonus being 5% of pre-tax profits.

                           (d)  Nothing  herein  shall  prohibit  the  Board  of
Directors from granting additional compensation to HV and his salary shall be reviewed annually by the Board concerning appropriate increases and/or grant appropriate bonuses for his contributions to the Company and he shall be included in any cash or stock bonus or stock plan heretofore or hereinafter adopted by the Company. Under no circumstances shall the compensation be reduced without HV's consent.

                  4. Expenses: Automobile.

                           (a) The  Company  recognizes  that HV may incur  form
time to time for the Company's benefit and, in furtherance of the business of the Company, certain expenses, including, but not limited to, expenses for entertainment, travel and similar items, and upon presentation by HV of appropriate vouchers therefore, the Company agrees to pay, advance or reimburse HV for expenses reasonably incurred by HV for such business purposes.

                           (b)  Provide HV with a Company  car to be leased at a
cost, including all maintenance charges, of no more than $750.00 a month or, at HV's option, with a car allowance of $750.00 per month.

                  5. Benefits / Insurance.

                           (a)  HV  shall  be  entitled  to  participate  in all
employee benefit programs now in effect or hereafter adopted by the Company for the benefit of the Company's key executives and/or officers, including, but not limited to retirement, pension, incentive compensation, group insurance, stock options, stock bonuses and other programs of like nature.

                           (b) During the term of  employment  of HV  hereunder,
the Company shall maintain policies of medical insurance providing for major medical coverage of HV and his family including his spouse or the equivalent thereof, and shall also maintain a long-term disability policy for HV. The coverage provided by such policies shall be comparable to those, which the Company presently provides or shall provide.

                           (c) The Company shall purchase key man life insurance
on the life of HV the first $500,000.00 benefit from which shall be payable to a beneficiary to be designated by HV with the balance payable to the Company.

                           (d) The Company  shall secure  directors and officers
liability insurance with coverage's and monetary amounts of protection mutually agreed upon by the Company and HV.

                           (e) HV shall  have the  right to  participate  in the
Company's non-qualified stock option plan.

                           (f) Should the stock of the Company  split or a stock
dividend be paid for any reason during the term of this Agreement, any unexercised stock option or warrant, or portion thereof, shall be deemed to be subject to the terms of the stock split or purchase the equivalent number of share as covered by the split as if he had previously owned or received his option prior to the stock split.

                  6.  Vacation. Illness and Holidays.

                           (a) HV shall be entitled to reasonable  time off when
ill and to four weeks or more of paid vacation during each calendar year of his employment hereunder. HV shall also be entitled to observe legal and religious holidays of his faith with pay.

                  7. Term.

                           (a)  Subject  to the  succeeding  provisions  of this
paragraph, HV, shall be employed commencing January 1, 1999 and ending 1/1/ 2000. Said $125,000.00 annual compensation for HV as stated in paragraph 3 will commence on June 1, 1999. Thereafter, this Agreement and HV's employment hereunder shall be automatically renewed for 9 years. Any such renewal shall be upon all of the terms and conditions contained herein.

                  8. Termination.

                           (a) The Company may not terminate  the  employment of
HV hereunder except for cause, which shall mean and be limited to the following:

                                    (i) HV's conviction of a felony involving fraud, or unlawful business conduct;

                                    (ii)   If  HV   shall   become   permanently
                                    disabled,  as  defined  below,  the  Company
                                    shall  have  the  right  to  terminate   his
                                    employment  hereunder  as of the  end of any
                                    calendar  month upon 30 days  notice to him,
                                    in  which  event he  shall  be  entitled  to
                                    receive his  compensation  and all  benefits
                                    accrued  hereunder  until such  termination.
                                    For purposes of this Agreement,  HV shall be
                                    considered permanently disabled, if he shall
                                    be unable to perform his duties hereunder by
                                    reason of physical or mental  incapacity for
                                    periods aggregating 180 days, whether or not
                                    consecutive,   in  any  consecutive  365-day
                                    period,

                           (b) HV may terminate his employment  hereunder if the
Company shall commit a material breach of any of the provisions of this Agreement, which shall continue for a period of thirty (30) days following notice by HV to the Company specifying in reasonable detail the nature of any such breach, except that HV may terminate his employment hereunder if the Company shall fall to pay any compensation due HV directly or indirectly pursuant to this Agreement, and such failure shall continue for a period of ten
(10) days following notice thereof by HV to the Company.

                           (c) Upon  the  death  of HV  during  the term of this
Agreement, this Agreement shall terminate and HV shall be entitled to receive his compensation and all other benefits accrued hereunder. In addition, the death of HV following the termination of his employment shall not relieve the Company of any obligation the Company may have to pay HV severance as provided in Section 9 hereof. Any such severance shall be paid to HV's Estate.

                  9. Severance Compensation upon Termination of Employment.

                  If the Company shall terminate HV's employment for any reason other than pursuant to Section 8 (a) hereof, or if HV shall terminate his employment pursuant to Section 8 (c) hereof, then the Company shall pay to HV as severance pay in a lump sum, in cash, on the fifth business day following the date of such termination of employment, and equal amount to five times the Executive's annualized includible compensation for the base period (as defined in Section 280G(d) of the Internal Revenue Code of 1954, as amended (the "Code") prior to the date of such termination of employment; provided, however, that if the lump sum severance payment under this Section 9, calculated as set forth above.

                  In the event of termination for cause, HV shall receive 100% of his salary and bonus, and other benefits for ten years from the date of discharge.

                  10.  Covenant of Non-Competition.

                  During the period of this Agreement, provided Maxnet, Inc. is not in material default of any of the provisions hereof, HV shall not, directly engage in any activity which is in direct competition with Maxnet's business and activities; nor shall he be a member of any partnership or as an officer, director or employee of any corporation or business entity, which competes directly with Maxnet, Inc. without the permission of the Company's Board of Directors; nor shall he engage in or be actively involved in an other consultation or advisory agreements, contracts or activities of a professional or commercial nature, which compete directly with Maxnet unless permitted by Maxnet and the Company's Board of Directors.

                  11.  Confidentiality.

                  HV  shall  keep   confidential   and   secret   any   methods,
formulations, inventions, know-how, sales and marketing techniques and other information utilized by Maxnet during the course of his employment.

                  12.  Notices.

                  All notices and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested), if to HV, to his residence, and if to Maxnet, Inc. to its principal office.

                  13.  Waiver.

                  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision. No waiver shall be effective unless executed in writing by the parties hereto.

                  14.  Law Governing.

                  This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

                  15.  Arbitration.

                  Should either party default in the terms or conditions of this
Agreement, the parties agree to binding Arbitration with the American Arbitration Association in New York City, New York. The prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees.

                  16.  Entire Agreement.

                  This Agreement contains the entire understanding of the parties and may not be modified, amended or supplemented, except by the written agreement the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written. This Agreement will be effective as of January 1, 1999.

---------------------------------     --------------------------------------
Israel Goldreich       Date           Henry Val                    Date
                                      CEO Maxnet, Inc.


                  BE IT RESOLVED, that a duly constituted meeting of the Board of directors of Maxnet, Inc. the foregoing Agreement was accepted and ratified, and was authorized to be entered into by The Company.

                              BY SECRETARY:                               Date
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